UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54690	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On June 6, 2012, American Realty Capital Trust III, Inc. (“ARCT III”) announced today that it had notified its selling group members that, through June 6, 2012, ARCT III has raised $770 million of the maximum $1.5 billion under its offering (plus an additional $237 million DRIP). The average equity raise of $210 million for the past several months suggests that ARCT III will reach its maximum offering and close to new investments in September 2012. As ARCT III has previously communicated and, in line with its best practices, ARCT III will close its offering as originally sized and will not raise additional capital through a follow-on offering.

On June 6, 2012, ARCT III issued a press release announcing the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition, on June 6, 2012, Realty Capital Securities, LLC, the dealer manager for ARCT III sent a letter relating to this announcement to due diligence officers and financial advisors. A copy of each of the letters is attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01.          Financial Statements and Exhibits.

Exhibit 99.1                Press Release dated June 6, 2012

Exhibit 99.2                Letter to Due Diligence Officers, dated June 6, 2012

Exhibit 99.3                Letter to Financial Advisors, dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: June 6, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors